Exhibit 10.2

CS DISCO, INC.

LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the CS Disco, Inc. Long Term Incentive Plan (the “Plan”) is to provide a means through which CS Disco, Inc., a Delaware corporation, and its Subsidiaries (collectively, except where otherwise specified or where the context indicates reference only to CS Disco, Inc., the “Company”), may attract and retain able persons as employees, directors and consultants of the Company and to provide a means whereby those Persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Bonus Stock, Dividend Equivalents, Other Stock-Based Awards, Performance Awards, Annual Incentive Awards or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

2. Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms otherwise defined herein:

(a) “Annual Incentive Award” means a conditional right granted to an Eligible Person under Section 8 hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year or other designated period.

(b) “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to an Eligible Person under this Plan.

(c) “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. A form of Award Agreement for an Option is attached hereto as Exhibit A.

(d) “Board” means the Board of Directors of CS Disco, Inc.

(e) “Bonus Stock” means unrestricted shares of Stock granted as a bonus pursuant to Section 6(f).

(f) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i) The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions and transactions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below;

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, all the following are true: (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the definition above, with respect to any Award subject to the Nonqualified Deferred Compensation Rules, a “Change in Control” for purposes of triggering the exercisability, settlement or other payment or distribution of such Award shall not occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” as defined in section 1.409A-3(i)(5) of the Treasury Regulations, has also occurred.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means a committee of two or more directors designated by the Board to administer this Plan or, if none is designated, the entire Board.

(i) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(j) “Effective Date” means December 17, 2013.

(k) “Eligible Person” means all officers and employees of the Company and other Persons who provide services to the Company, including directors of the Company; provided, that consultants and advisors shall only be considered “Eligible Persons” if they are natural persons who provide bona fide services to the Company not in connection with the offer or sale of securities in a capital-raising transaction. An employee on leave of absence may be considered as still in the employ of the Company for purposes of eligibility for participation in this Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(m) “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

(n) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

(o) “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(p) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(q) “Nonstatutory Stock Option” means any Option that is not intended to be an incentive stock option within the meaning of section 422 of the Code.

(r) “Option” means any Incentive Stock Option or Nonstatutory Stock Option granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock, including cash Awards.

(t) “Participant” means a Person who has been granted an Award under this Plan which remains outstanding, including a Person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(w) “Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

(x) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(z) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(aa) “Stock” means the Company’s common stock, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

(bb) “Stock Appreciation Rights” or “SARs” means a right to receive an amount equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the grant price of the SAR that is granted to an Eligible Person under Section 6(c) hereof.

(cc) “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

3. Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award Agreement (which need not be identical); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award Agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate any applicable law; (ix) subject to Section 10(f), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.

(b) Manner of Exercise of Committee Authority. Any action of the Committee pursuant to the Plan shall be final, conclusive and binding on all Persons, including the Company, stockholders, Participants, beneficiaries, and transferees under Section 10(b) hereof or other Persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not violate any applicable law. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 909,090 shares, and such total will be available for the issuance of Incentive Stock Options.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan.

(d) Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

5. Eligibility. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including treatment of the Award upon a termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award.

(b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i) Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock, or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an individual receiving an ISO who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

(iii) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value (determined as of the date of grant of an ISO) of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the Exercise Price of the SAR as determined by the Committee.

(ii) Terms. Each SAR agreement shall state the Exercise Price per share of Stock; provided, however, that the Exercise Price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock, or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR. SARs maybe either freestanding or in tandem with an Option.

(iii) Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which the SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant and specified in the applicable Award Agreement, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of an Eligible Person to receive payment from the Company. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the Exercise Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(b) Term of Awards. Except as otherwise specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the

Committee (subject to Section 10(f) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d) Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee (a “Non-Competition Agreement”); provided, however, to the extent a legally binding right to an Award within the meaning of the Nonqualified Deferred Compensation Rules is created with respect to a Participant, the Non-Competition Agreement must be entered into by such Participant within 30 days following the creation of such legally binding right.

8. Performance Awards and Annual Incentive Awards.

(a) Awards Subject to Performance Conditions. The Committee is authorized to grant Performance Awards and Annual Incentive Awards to Eligible Persons. The right of an Eligible Person to exercise or to receive a grant or settlement of any Award, and the timing or amount thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award or Annual Incentive Award.

(b) Performance Goals. The performance goals for such Performance Awards and Annual Incentive Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The Committee may determine that such Performance Awards or Annual Incentive Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Annual Incentive Awards. Performance goals may differ for Performance Awards or Annual Incentive Awards granted to any one Participant or to different Participants. Achievement of performance goals in respect of Performance Awards or Annual Incentive Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(c) Award Pool. The Committee may establish an Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards or Annual Incentive Awards. The amount of such Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria during the given performance period, as specified by the Committee. The Committee may specify the amount of the Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(d) Settlement of Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Award pool, and the maximum amount of the potential Performance Award or Annual Incentive Award payable to each Participant in the Award pool, or (B) the amount of the potential Performance Award or Annual Incentive Award otherwise payable to each Participant. Settlement of Performance Awards or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards or Annual Incentive Awards, as applicable.

9. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a) Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules. No employee, beneficiary or other Person shall have any claim against the Company as a result of any such action.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, or in the event the Company distributes an extraordinary cash dividend, then, as appropriate for the situation, (A) the maximum number of shares of Stock available for the Plan as provided in Section 4 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then (A) the maximum number of shares of Stock for the Plan as provided in Section 4 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitation provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

(e) Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively, “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) provide for a cash payment with respect to outstanding Grants by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants (with respect to all shares subject to such Grants) and pay to each holder an amount of cash (or other consideration including securities or other property) per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant, and provided, that the Committee may determine that, notwithstanding the cancellation of all shares subject to a Grant, any such cash payment shall only be made for shares for which a Grant is vested and exercisable), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

(f) Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(g) Impact of Corporate Events on Awards Generally. In the event of a Change in Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, the cash settlement of such Awards in exchange for the cancellation thereof, or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

10. General Provisions.

(a) Restricted Securities. Prior to a Qualifying Public Offering, the Stock to be issued under this Plan, which may be issued in reliance on the exemption from registration set forth in Rule 701, shall be deemed to be “restricted securities” as defined in Rule 144, promulgated by the Securities and Exchange Commission under the Securities Act as from time to time in effect and applicable to the Plan and Participants. Resales of such Stock by the holder thereof shall be in compliance with the Securities Act or an exemption therefrom. Such Stock may bear a legend if determined necessary by the Committee in substantially the following form:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO CS DISCO, INC. (WHICH, IN THE DISCRETION OF CS DISCO, INC., MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO CS DISCO, INC.) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.”

(b) Transferability.

(i) Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Award Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(b)(i).

(ii) Qualified Domestic Relations Orders. An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii) Other Transfers. Except as expressly permitted by Sections 10(b)(i) and 10(b)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10(b), an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv) Effect of Transfer. Following the transfer of any Award as contemplated by this Section 10(b), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

(v) Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under this Section 10(b) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.

(vi) Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(b) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

(c) Right of First Refusal. If any Participant (“Transferor”), regardless of whether such Participant is the original holder of the Award contemplated in this Section 10(c), proposes to sell, transfer, assign, hypothecate, make gifts of or in any manner dispose of, encumber, or alienate (each individually constituting a “Transfer”) to a transferee, any Stock, obtained in connection with any Award held by such Transferor, either pursuant to a bona fide offer (“Offer”) from a potential transferee (“Offeror”) or by effecting a gift of the Stock (“Gift”) to a donee (“Donee”) without consideration, then the Transferor must comply with the provisions of this Section 10(c), including, without limitation, acknowledging and allowing the applicable time periods to lapse with respect to the rights of the Company as provided herein, before accepting any such Offer or otherwise affecting the Transfer of any Stock pursuant to such Offer, or affecting any such Gift.

(i) Statement of Offer. Before accepting any Offer or affecting any Gift, the Transferor shall obtain from the Offeror or Donee, as the case may be, a statement (“Statement”) in writing addressed to the Transferor and signed by the Offeror or Donee, setting forth: (A) the date of the Statement (the “Statement Date”); (B) the number of shares of Stock covered by the Offer or Gift and, in the case of an Offer, the price per share to be paid by the Offeror and the terms of payment of such price; (C) the Offeror’s or Donee’s willingness to be bound by the terms of this Section 10(c) and execute and deliver to the Company such documentation as required under this Section 10(c); (D) the Offeror’s or Donee’s name, address and telephone number; and (E) the Offeror’s or Donee’s willingness to supply any additional information about himself or herself as may be reasonably requested by the Company. Promptly upon receipt of a Statement, and before accepting the Offer or affecting the Gift to which the Statement relates, the Transferor shall deliver to the Company (1) a copy of the Statement, and (2) in the case of an Offer, evidence reasonably satisfactory to the Company as to the Offeror’s financial ability to consummate the proposed purchase.

(ii) Company Rights. Subject to the provisions of Section 10(c)(i), upon receipt of a copy of the Statement, the Company shall have the exclusive right and option (the “Right”), but not the obligation, to purchase all of the shares of Stock that the Offeror proposes to purchase from the Transferor or, in the case of a Gift, that the Transferor proposes to give to the Donee (collectively, “Subject Securities”) (A) in the case of an Offer, for the per share price and on the terms as set forth in the Statement; provided, however, that if the purchase price is payable in whole or in part in property (which term shall include the securities of any issuer other than the Company) other than cash, the Company may pay, in lieu of such property, a sum of cash equal to the fair market value of such property as determined by the Transferor and the Company in good faith or, if the Transferor and the Company do not agree on the fair market value of such property within five days after the Company delivers written notice (as described below) of its intention to exercise the Right, then the Transferor and the Company shall select one independent appraiser (with each of the Transferor and the Company jointly bearing one-half of the expense of the appraiser) to determine the fair market value of that property and the appraised fair market value of that property as determined by such appraiser shall be deemed the fair market value of that property for purposes of this Section 10(c)(ii), or (B) in the case of a Gift, the Fair Market Value of the Subject Securities, as determined in good faith by the Company; provided that the Transferor may elect to retain the Subject Securities rather than sell the Subject Securities at the Fair Market Value as determined by the Company by giving written notice thereof to the Company within five days after such determination by the Company is received in writing by the Transferor. The Company shall exercise the Right by giving written notice thereof to the Transferor. Upon exercising the Right, the Company shall have the obligation, to the extent it lawfully may do so, to purchase the Subject Securities within 30 days after the date of the Company’s receipt of its copy of the Statement on and subject to the terms and conditions hereof. If the terms of the purchase include the Transferor’s release of any pledge or encumbrance on the Subject Securities and the Transferor shall have failed to obtain the release of the pledge or encumbrance by the purchase date, at the Company’s option the purchase shall occur on the scheduled date with the purchase price reduced to the extent of all unpaid indebtedness for which the Subject Securities are then pledged or encumbered. Failure by the Company to exercise the Right, or failure by the Company to otherwise perform its obligations under this Section 10(c)(ii), within the 30 day period herein prescribed shall be deemed an election by the Company not to exercise the Right. If the Company exercises the Right and is unable for any reason to perform its obligations thereunder in accordance with this Section 10(c), the Company may assign all or a portion of its rights under the Right to any one or more of the Company’s stockholders (other than the Transferor) (“Assignee Stockholder”), as the Board shall determine, in its sole and absolute discretion.

(iii) Purchase of Less Than All Shares. Anything in Section 10(c) to the contrary notwithstanding, the Company and any Assignee Stockholder individually may, pursuant to the exercise of the Right, purchase fewer than all of the Subject Securities provided that such Persons in the aggregate purchase all, and not less than all, of the Subject Securities, and it shall be a condition precedent to the obligation of any of such Persons to purchase any Subject Securities, that all, and not less than all, of the Subject Securities have been elected to be purchased pursuant to the exercise of the Right.

(iv) Failure to Exercise Right or Consummate Transaction. If the Company elects not to exercise the Right, or if the Right is exercised and the obligations to be performed thereunder by the Company are not performed in accordance with this Section 10(c), or if the Company’s rights are assigned to an Assignee Stockholder and such Assignee Stockholder fails to perform his or her obligations under the assigned Right in accordance with this Section 10(c), then, subject to the application of any applicable state or federal securities laws, the Transferor may dispose of all of the Subject Securities within 90 days after the date of the Statement at the per share price and on the terms, if any, as set forth in the Statement free and clear of the terms of this Section 10(c); provided, however, that (A) any subsequent transfer by the Offeror or Donee, as applicable, shall once again be subject to this Section 10(c) and (B) if the sale or gift of the Subject Securities is not consummated within such 90-day period, then the Transfer of any such Stock shall once again be subject to the terms of this Section 10(c).

(v) Legend. To assure the enforceability of the Company’s rights under this Section 10(c), until the date of a Qualifying Public Offering, each certificate or instrument representing Stock or an Award held by him, her, or it may, in the Committee’s discretion, bear a conspicuous legend in substantially the following form:

“THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL IN THE CASE OF A TRANSFER AS PROVIDED UNDER THE COMPANY’S LONG TERM INCENTIVE PLAN AND/OR AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(vi) Expiration. The rights and obligations pursuant to this Section 10(c) hereof will terminate upon the date of a Qualifying Public Offering.

(d) Purchase Option. Except as otherwise expressly provided in any particular Award, (A) if a Participant ceases to be employed by or perform services for the Company or its Subsidiaries for any reason at any time or (B) upon the occurrence of a Change in Control, the Company (and/or its designee(s)) shall have the option (the “Purchase Option”) to purchase, and the Participant (or the Participant’s executor or the administrator of the Participant’s estate in the event of the Participant’s death, or the transferee of the Stock or Award in the case of any disposition, or the Participant’s legal representative in the event of the Participant’s incapacity) (hereinafter, collectively with such Participant, the “Grantor”) shall sell to the Company and/or its designee(s), all or any portion (at the Company’s option) of the shares of Stock issued pursuant to this Plan and held by the Grantor (such shares of Stock herein referred to as the “Purchasable Shares”).

(i) Notice. The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one year of the date of the termination of the Participant’s employment or service relationship or the date of the Change in Control. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of the Fair Market Value per share of such Purchasable Shares, or the Change in Control Price as defined in Section 9(f), if applicable. If no notice is given within the time limit specified above, the Purchase Option shall terminate.

(ii) Payment of Purchase Price. The purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be the Fair Market Value per share or the Change in Control Price, if applicable, as of the date of the notice of exercise of the Purchase Option times the number of shares being purchased. The purchase price shall be paid in cash. The closing of such purchase shall take place at the Company’s principal executive offices within ten (10) days after the purchase price has been determined. At such closing, the Grantor shall deliver to the purchasers the certificates or instruments evidencing the Purchasable Shares being purchased free and clear of all liens and encumbrances (if any), duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by the scheduled closing date, at the option of the purchasers, the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered.

(iii) Legend. To assure the enforceability of the Company’s rights under this Section 10(d), until the date of a Qualifying Public Offering, each certificate or instrument representing Stock or an Award held by him, her, or it may, in the Committee’s discretion, bear a conspicuous legend in substantially the following form:

“THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY’S LONG TERM INCENTIVE PLAN AND/OR AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(iv) Expiration. The Company’s rights under this Section 10(d) shall terminate upon the date of a Qualifying Public Offering.

(e) Taxes. The Company is authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(f) Changes to this Plan and Awards.

(i) The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any securities exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

(ii) The Committee may accelerate or waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, (A) without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award, and (B) the Committee shall not have any discretion to accelerate, waive or modify any term or condition of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration, waiver or modification would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(iii) For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(g) Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company, (ii) interfering in any way with the right of the Company to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(h) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(i) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(j) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

(l) Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

(m) Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Company to issue, sell or deliver any shares with respect to any Award if that issuance, sale or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

(n) Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award should be interpreted accordingly.

(o) Plan Effective Date and Term. This Plan was adopted by the Board and the stockholders of the Company on the Effective Date. No Awards may be granted under this Plan on and after ______________________, ____.

EXHIBIT A

FORM OF OPTION AGREEMENT

EXHIBIT A

CS DISCO, INC.

LONG TERM INCENTIVE

Nonstatutory Stock Option Agreement (This “Agreement”)

__________________ __, 20___ (the “Date of Grant”)

[Participant]

Re:	Grant of Nonstatutory Stock Option to Purchase Common Shares

Dear _____________:

CS Disco, Inc., a Delaware corporation (the “Company”), is pleased to advise you that you have been granted a Nonstatutory Stock Option (the “Option”), as provided below, under the CS Disco, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. Except to the extent the context requires otherwise, the term “Company” as used herein shall include Subsidiaries.

1. Definitions.

Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Plan. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Cause” shall have the meaning set forth in any employment agreement between the Company and you, or if no such employment agreement definition exists, shall mean (i) your embezzlement or wrongful diversion of funds of Company or any affiliate or client of Company confirmed by an outside auditor, or proven commission of any other fraud against the Company or any affiliate or client of the Company which materially adversely affects the Company; (ii) your being convicted of (or pleading guilty or no contest to) a felony or any crime of moral turpitude; (iii) your commission of gross negligence or an act of willful malfeasance, or gross and deliberate disregard of your duties and responsibilities including those set forth in your employment agreement (if any); provided that in any case, the Company has delivered to you written notice describing the occurrence of any such event, and you have not cured the same within 30 days following receipt of such notice.

“Disability” means that you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 6 months; or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 6 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The Committee will determine whether you have incurred a Disability based on its own good faith determination and may require you to submit to reasonable physical and mental examinations for this purpose. You will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation Section 1.409A-3(i)(4) and authoritative guidance thereunder.

“Option Shares” shall mean the Common Shares issuable upon the exercise of your Option. Common Shares are subject to the transfer restrictions and other provisions contained in the Stockholders’ Agreement and will continue to be subject to such restrictions in the hands of any holder other than you.

“Stockholders’ Agreement” means that certain Amended and Restated Stockholders’ Agreement dated as of November 12, 2014 (as the same may be amended from time to time), by and among the Company and its stockholders.

“Vesting Commencement Date” means [___________], 20__.

2. Option.

(a) Terms. Subject to the terms set forth in this Agreement and in the Plan, you may purchase up to [____] Common Shares at a price per share of $[_____] (the “Exercise Price”), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on the ten (10) year anniversary of the Date of Grant (the “Expiration Date”), subject to earlier expiration upon termination of your employment as provided in paragraph 4(b) below.

(b) Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount equal to the Exercise Price of the number of Common Shares to be acquired, and compliance with the exercise procedures prescribed in paragraph 5 below. Payment shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note having terms determined by the Committee or by such cashless means as determined by the Committee (if in accordance with policies approved by the Committee).

3. Exercisability/Vesting.

Your Option may be exercised only to the extent it has become vested. Your Option shall vest and become exercisable with respect to:

(a) twenty-five (25%) percent of the Option Shares on the first anniversary of the Vesting Commencement Date; and

(b) thereafter become exercisable with respect to one thirty-sixth (1/36th) of the balance of the Option Shares after such vesting under clause (a) above on each monthly anniversary of the Vesting Commencement Date starting with the 13th month anniversary of the Vesting Commencement Date;

provided, however, that the portion of the Option scheduled to vest on any such date shall vest if and only if you are, and have been, continuously employed by or otherwise providing services to the Company from the date of this Agreement through such date. If you are not or have not been continuously employed by or providing services to the Company as of or through any such date, then the portion of your Option scheduled to vest on such date shall not vest or become exercisable.

4. Expiration of Option.

(a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

(b) Early Expiration Upon Termination of Employment. Subject to any contrary provisions of a separate employment agreement between the Company and you, your Option shall expire and be forfeited on the date your employment or service with the Company terminates; provided that: (i) if your employment or service terminates due to your death or Disability, the portion of your Option that is vested and exercisable on the date of your employment or service termination shall expire ninety (90) days after the date of your termination, but in no event after the Expiration Date, (ii) if you retire after achieving a minimum age and/or a minimum period of service determined by the Committee to qualify for retirement, the portion of your Option that is vested and exercisable on the date of your retirement shall expire ninety (90) days after the date of your retirement, but in no event after the Expiration Date, or (iii) if you are discharged other than for Cause, the portion of your Option that is vested and exercisable on the date of your discharge shall expire ninety (90) days after the date of your discharge, but in no event after the Expiration Date.

5. Procedure for Exercise.

You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Committee) and your written acknowledgement that you have read and have been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information provided to you regarding the Company, together with payment of the Exercise Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company that the Company believes is necessary to enable you to make an informed investment decision, and you shall make all customary investment representations that the Company requires. Further, contemporaneous with and as a condition of any exercise of your Option, you shall, unless you have already executed the Stockholders’ Agreement, execute and deliver an Adoption Agreement joining you as a party to the Stockholders’ Agreement and shall be bound by the terms and subject to the benefits thereof (including but not limited to terms appointing Kiwi Alejandro Danao Camara as your proxy to vote the Common Shares issuable upon exercise of the Option on your behalf) as if an original party thereto. The Company will provide to you a copy of the Stockholders’ Agreement upon exercise of your Option.

6. Securities Laws Restrictions and Other Restrictions on Transfer.

You represent that when you exercise your Option you shall be purchasing Common Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Common Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Common Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Further, the Option may not be exercised if the issuance of Common Shares upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Shares may then be listed, and you understand that you may not be able to exercise the Option when desired even though the Option is vested. In addition to the foregoing restrictions, except in the event of a Change in Control or a Qualifying Public Offering, the Common Shares (or any interest in the Common Shares) acquired on exercise of the Option may not be sold, assigned, pledged, hypothecated or otherwise transferred except as permitted by the provisions of Stockholders’ Agreement. You further understand that the certificates for any Common Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws or to reflect the transfer restrictions imposed by this paragraph 6.

7. Non-Transferability of Option.

Your Option is personal to you and is not transferable by you (other than by will or the laws of descent and distribution). During your lifetime, only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent and during the period that you were entitled to exercise the Option hereunder at the date of your death (including in accordance with paragraph 4(b)(i) hereof).

8. Conformity with Plan.

Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement, the Plan and the Stockholders’ Agreement.

9. Rights as a Participant.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment or service at any time (with or without Cause), nor confer upon you any right to continue in the employ or service of the Company for any period of time or to continue your present (or any other) rate of compensation, and, except if otherwise expressly provided herein, in the event of your termination of employment or service (including, but not limited to, termination by the Company without Cause) any portion of your Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan Participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in Section 9 of the Plan.

10. Withholding of Taxes.

The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Agreement, and the Company may defer such issuance unless indemnified by you or otherwise protected to its satisfaction. Alternatively, the Company in its discretion may permit you to satisfy such withholding tax obligation by such cashless means as may be determined by the Company.

11. Remedies.

The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that monetary damages would be an inadequate remedy for any breach of the provisions of this Agreement and that any party hereto (and any investor as a third-party beneficiary) may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12. Amendment.

Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Company and you.

13. Successors and Assigns.

Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

14. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15. Counterparts; Electronic Signature.

This Agreement may be executed simultaneously in two or more counterparts and by facsimile or other means of electronically imaging a signature, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

16. Descriptive Headings.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

17. Governing Law.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

18. Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

(a)	If to the Optionee:

(b)	If to the Company:

CS Disco, Inc.

4400 Post Oak Parkway, Suite 2700

Houston, Texas 77027

Attention: Kiwi Camara, Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

19. Entire Agreement.

This Agreement, the Stockholders’ Agreement, and the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by you of the Common Shares that are the subject of the Option granted under this Agreement.

*    *    *    *

Please execute the extra copy of this Agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

CS DISCO, INC.

By
Name:
Title:

Address:	4400 Post Oak Parkway
Suite 2700
Houston, Texas 77027

[Signature Pages Continued on Next Page]

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan. In addition, the undersigned understands and acknowledges that if the Exercise Price of the Option Shares is less than the fair market value of the Common Shares on the Date of Grant, then the undersigned may incur adverse tax consequences under Section 409A of the Code. The undersigned acknowledges and agrees that (a) the undersigned is not relying upon any determination by the Company, its affiliates or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Shares on the Date of Grant, (b) the undersigned is not relying upon any written or oral statement or representation of the Company Parties regarding tax effects associated with the undersigned’s execution of this Agreement and the undersigned’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the undersigned is relying on the undersigned’s own judgment and the judgment of the professionals of the undersigned’s choice with whom the undersigned has consulted. The undersigned hereby releases, acquires and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the undersigned’s execution of this Agreement and the undersigned’s receipt, holding and exercise of this Option.

To accept the grant of this Option, you must execute this Agreement and return an executed copy to [______________] no later than [__________, 20__]. Failure to return the executed copy by such date will render this Option invalid.

OPTIONEE:
Name

Dated:	, 20__

Address:

Fax:

Spouse:

Name

AMENDMENT TO

CS DISCO, INC.

LONG TERM INCENTIVE PLAN

The CS Disco, Inc. Long Term Incentive Plan (the “Plan”), is hereby amended as follows:

Amendment to Section 4(a). Section 4(a) of the Plan is hereby amended by deleting the first sentence thereto and replacing it with the following:

“Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 12,772,458 shares (after giving effect to the adjustment made pursuant to Section 9 on July 29, 2015 in connection with a 1:10 stock split effected upon the filing of an amendment to the Company’s certificate of incorporation), and such total will be available for the issuance of Incentive Stock Options.”

AMENDMENT NO. 2 TO

CS DISCO, INC.

LONG TERM INCENTIVE PLAN

The CS Disco, Inc. Long Term Incentive Plan (the “Plan”), is hereby amended as follows:

Amendment to Section 4(a). Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 17,442,779 shares (after giving effect to the adjustment made pursuant to Section 9 on July 29, 2015 in connection with a 1:10 stock split effected upon the filing of an amendment to the Company’s certificate of incorporation), and such total will be available for the issuance of Awards.”

AMENDMENT NO. 3 TO

CS DISCO, INC.

LONG TERM INCENTIVE PLAN

The CS Disco, Inc. Long Term Incentive Plan, as amended to date (the “Plan”), is hereby amended as follows:

Amendment to Section 4(a). Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 24,762,135 shares (after giving effect to the adjustment made pursuant to Section 9 on July 29, 2015 in connection with a 1:10 stock split effected upon the filing of an amendment to the Company’s certificate of incorporation), and such total will be available for the issuance of Awards.”

AMENDMENT NO. 4 TO

CS DISCO, INC.

LONG TERM INCENTIVE PLAN

The CS Disco, Inc. Long Term Incentive Plan, as amended to date (the “Plan”), is hereby amended as follows:

Amendment to Section 4(a). Section 4(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 30,062,135 shares (after giving effect to the adjustment made pursuant to Section 9 on July 29, 2015 in connection with a 1:10 stock split effected upon the filing of an amendment to the Company’s certificate of incorporation), and such total will be available for the issuance of Awards.”